Exhibit 99.1

Release: March 20, 2022

Work stoppage Saturday initiated by TCRC, not by CP

Calgary – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) said that while the company was still engaged in ongoing negotiations facilitated by federal mediators, the Teamsters Canada Rail Conference (TCRC) withdrew its services and issued a news release misrepresenting the status of the talks.

“We are deeply disappointed that, in the final hours before a legal strike or lockout was to potentially occur, the TCRC Negotiating Committee failed to respond to the company’s latest offer that was presented to them by the federal mediators,” said Keith Creel, CP President and Chief Executive Officer. “Instead, the TCRC opted to withdraw their services before the deadline for a strike or lockout could legally take place. The TCRC is well aware of the damage this reckless action will cause to the Canadian supply chain.”

Additionally, prior to the midnight deadline, the TCRC Negotiating Committee issued a news release that completely misrepresented the truth. The release falsely claimed that CP had initiated a lockout. Contrary to the TCRC Negotiating Committee’s claim, the work stoppage was initiated by the TCRC. In reality, it was CP, with the Director General, Federal and Conciliation Services, that remained waiting at the table with the desire to continue bargaining.

This is clearly a failure of the TCRC Negotiating Committee’s responsibility to negotiate in good faith. The company will be reviewing avenues to have this egregious behavior properly addressed.

As a result of the TCRC’s action, CP is executing a safe and structured shutdown of its train operations across Canada and will work closely with customers to wind-down Canadian operations.

TCRC represents approximately 3,000 locomotive engineers, conductors, train and yard workers across Canada.

CP has launched a fact-based information hub with materials about negotiating history and the issues and consequences of a work stoppage. Visit cpr.ca/TCRC2022 to learn more.

Forward looking information

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited to, collective bargaining between CP and its labour unions, potential work stoppage and CP’s business, operations and service. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP’s forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Item 1A - Risk Factors” and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information” in CP’s annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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Investment Community

Maeghan Albiston

403-319-3591

investor@cpr.ca